Exhibit 15





February 25, 1994



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington,  DC   20549



We are aware that SafeCard Services, Inc. has included our report dated February 25, 1994 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statements on Form S-3 and S-8 (Nos. 33-39023, 33-48317 and 33-51439) filed on or about
February 14, 1991, June 2, 1992 and December 15, 1993. We are also aware of our responsibilities under the Securities Act of 1933.


Yours very truly,




PRICE WATERHOUSE